UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 4, 2010
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870299034
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6425 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1X9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)
[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

IntelGenx Corp. announced today that it has entered into a Letter of Intent (“LOI”) with Cannasat Therapeutics Inc.. Under the terms of the LOI, IntelGenx would acquire a fifty percent ownership stake from Cannasat and an exclusive worldwide license to develop and commercialize Relivar, a novel formulation of dronabinol, utilizing IntelGenx’s proprietary mucoadhesive AdVersa technology, for the treatment of various diseases including neuropathic pain.

The LOI details the terms under which the two parties will negotiate an exclusive worldwide license that should result in IntelGenx assuming sole product development and corresponding funding as well as commercialization rights for Relivar. The LOI also lays out the terms for shared milestones and royalties generated by sublicensing of Relivar to a potential pharmaceutical marketing partner in the future. Upon completing a definitive license agreement, IntelGenx would forgive approximately CAD$231,000 of debt owed by Cannasat. A definitive license agreement would be subject to board approval for both companies.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit	Description
10.1	Letter of Intent
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: March 4, 2010	By: /s/ Horst Zerbe
Horst G.Zerbe
President and Chief
Executive Officer